AMENDMENT TO WARRANT NO. W-____

                                    ISSUED BY

                             GLOBAL GOLD CORPORATION

            In order to give the holder of Warrant No. ___ issued by Global Gold Corporation (formerly known as Triad Energy Corp.) (the "Warrant") additional time within which to exercise the same, from its current expiration date of December 31, 1996 until September 30, 1997, the Warrant is hereby amended as follows:

            1. The first paragraph of the Warrant is amended to substitute the date "September 30, 1997" in lieu of the date "December 31, 1996" appearing therein.

            2. Section 17 of the Warrant is revised to read as follows:

            "17. Expiration. The right to exercise this Warrant shall expire at 5:30 P.M., New York time, on September 30, 1997."

            3. Except as otherwise set forth herein, all of the other terms and conditions of the Warrant shall remain in full force and effect.


Dated:  April 16, 1996                    GLOBAL GOLD CORPORATION


                                          By: /s/ Drury J. Gallagher
                                              -----------------------------
                                              Drury J. Gallagher, President

                         AMENDMENT TO WARRANT NO. W-____

                                    ISSUED BY

                             GLOBAL GOLD CORPORATION

            Warrant No. ___ issued by Global Gold Corporation (formerly known as Triad Energy Corp.) (the "Warrant") pursuant to the Confidential Private Placement Memorandum dated May 17, 1995, as amended, is hereby amended as follows:

            1. The first paragraph of the Warrant is hereby amended to substitute the following paragraph in lieu of the paragraph appearing therein:

            "Global Gold Corporation (formerly known as Triad Energy Corp.) a Delaware corporation (the "Company"), hereby certifies that, for value received, _________________________________________________, or registered permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:30 P.M., New York time, on September 30, 1997, _______ fully paid and nonassessable shares of Common Stock, $.001 par value, of the Company, at a purchase price per share of $0.50 (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"), provided that the Purchase Price during the period from November 15, 1996 through December 14, 1996 shall be $0.25 per share for those shares acquired upon the exercise of this Warrant during such period. The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein."

            2. Section 2 of the Warrant is hereby amended by the addition of a new last sentence thereof to read as follows:

            "Notwithstanding anything contained in this Warrant to the contrary, if this Warrant is exercised in whole or in part by the Holder during the period from November 15, 1996 through December 14, 1996, the Holder will receive, upon such exercise thereof, an additional warrant (the "Additional Warrant") to purchase one-half share of the Common Stock for each share of Common Stock purchased upon such exercise, which will identical to this Warrant in all respects, except that the Additional Warrant will have an exercise price of $0.50 per share and shall expire on December 31, 1996, or, if later, the date of commencement of the trading of the Common Stock on NASDAQ or a national securities exchange."

            3. Except as otherwise set forth herein, all of the other terms and conditions of the Warrant shall remain in full force and effect.

Dated:  November 15, 1996                 GLOBAL GOLD CORPORATION


                                         By: /s/ Drury J. Gallagher
                                             -----------------------------
                                             Drury J. Gallagher, President

                                                                       EXHIBIT A

                         AMENDMENT TO WARRANT NO. W-____

                                    ISSUED BY

                             GLOBAL GOLD CORPORATION

            Warrant No. ___ issued by Global Gold Corporation (formerly known as Triad Energy Corp.) (the "Warrant") pursuant to the Confidential Private Placement Memorandum dated May 17, 1995, as amended, is hereby amended as follows:

            1. The first paragraph of the Warrant is hereby amended to substitute the following paragraph in lieu of the paragraph appearing therein:

            "Global Gold Corporation (formerly known as Triad Energy Corp.) a Delaware corporation (the "Company"), hereby certifies that, for value received, __________________________________________________, or registered permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:30 P.M., New York time, on December 31, 1997, _______ fully paid and nonassessable shares of Common Stock, $.001 par value, of the Company, at a purchase price per share of $1.00 (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein."

            2. Section 17 of the Warrant is hereby amended to read as follows:

            "The right to exercise this Warrant shall expire at 5:30 p.m., New York time, on December 31, 1997."

            3. Except as otherwise set forth herein, all of the other terms and conditions of the Warrant shall remain in full force and effect.

Dated:  January 23, 1997                 GLOBAL GOLD CORPORATION


                                         By: /s/ Drury J. Gallagher
                                             -----------------------------
                                             Drury J. Gallagher, President